Exhibit 5.1

King & Spalding LLP
1180 Peachtree Street N.E. Ste. 1600
Atlanta, GA 30309-3521
Tel: +1 404 572 4600
Fax: +1 404 572 5100
www.kslaw.com

October 23, 2020

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

c/o	Acuity Brands, Inc.

1170 Peachtree Street, N.E., Suite 2300

Atlanta, Georgia 30309-7676

Ladies and Gentlemen,

We have acted as counsel to Acuity Brands, Inc., a Delaware corporation (“Parent”), Acuity Brands Lighting, Inc., a Delaware corporation (“ABL”), and ABL IP Holding LLC, a Georgia limited liability company (“IP Holding”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 23, 2020. The Registration Statement relates to the registration under the Securities Act of the offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the following securities (collectively, the “Securities”): (i) shares of Parent’s common stock, $0.01 par value per share (“Common Stock”); (ii) shares of Parent’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) depositary shares representing fractional interests in shares of Preferred Stock (“Depositary Shares”); (iv) debt securities of ABL (the “Debt Securities”); and (v) guarantees (the “Guarantees”) of the Debt Securities by Parent or IP Holding.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of Parent, ABL and IP Holding.

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

October 23, 2020

We have also assumed that (i) the form of indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities and Guarantees are to be issued (the “Indenture”), any necessary supplemental indenture or officer’s certificate setting forth the terms of the Debt Securities and Guarantees to be issued, and any contract governing or establishing the terms of the Depositary Shares will be the valid and binding obligations of each party thereto (other than Parent, ABL or IP Holding, as applicable) enforceable against each party thereto (other than Parent, ABL or IP Holding, as applicable) in accordance with their respective terms, (ii) the execution and delivery of, and performance by, Parent, ABL or IP Holding, as applicable, pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon Parent, ABL or IP Holding, as applicable, (iii) any contract governing or establishing the terms of the Depositary Shares will be governed by the laws of the State of New York, and (iv) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, we are of the opinion that:

(1) Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(2) Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares, or that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

October 23, 2020

(3) Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by Parent, (iii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the related series of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Delaware, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary, and (v) depositary receipts evidencing the Depositary Shares have been duly executed by Parent and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued pursuant to the terms of any other Securities.

(4) Any Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by ABL in the form attached to the Registration Statement, (ii) a supplemental indenture or officer’s certificate setting forth the terms of such series of Debt Securities has been duly authorized, executed and delivered by ABL, (iii) the terms of such series of Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, and (iv) such Debt Securities have been duly executed by ABL and authenticated in accordance with the terms of the Indenture (including any necessary supplemental indenture or officer’s certificate) and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of ABL enforceable against ABL in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(5) Any Guarantees of Parent or IP Holding related to a series of Debt Securities, when (i) the Indenture has been duly authorized, executed and delivered by ABL in the form attached to the Registration Statement, (ii) a supplemental indenture or officer’s certificate setting forth the terms of the related series of Debt Securities and such Guarantees has been

Acuity Brands, Inc.

Acuity Brands Lighting, Inc.

ABL IP Holding LLC

October 23, 2020

duly authorized, executed and delivered by ABL, Parent or IP Holding, as applicable, (iii) the definitive terms and provisions of the related series of Debt Securities and such Guarantees, and of their respective issuance and sale, have been duly authorized and established, and (iv) the related series of Debt Securities and such Guarantees have been executed by ABL, Parent or IP Holding, as applicable, and authenticated in accordance with the terms of the Indenture (including any necessary supplemental indenture) and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute the valid and legally binding obligation of Parent and IP Holding, as applicable, enforceable against Parent and IP Holding, as applicable, in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Guarantees covered by the opinion in this paragraph include any Guarantees that may be issued pursuant to the terms of any other Securities.

This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of New York and Georgia and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of Parent, ABL and IP Holding in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Securities” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP